ASAP III

                                                    CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption  "Experts" in the Statement of Additional  Information  and to the use of our
reports dated February 3, 2003,  with respect to the financial  statements of American  Skandia Life Assurance  Corporation,  and March
25, 2003, with respect to the financial  statements of American Skandia Life Assurance  Corporation Variable Account B, included in the
Post-Effective  Amendment No. 5 to the  Registration  Statement  (Form N-4, No.  333-96577)  and  Prospectus  of American  Skandia Life
Assurance Corporation Variable Account B.

                                                                                                                  /s/ ERNST & YOUNG LLP

Hartford, Connecticut
April 15, 2004